UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2007

SPARTAN MOTORS, INC
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-13611 (Commission File Number)	38-2078923 (IRS Employer Identification no.)

1000 Reynolds Road Charlotte, Michigan (Address of principal executive offices)	48813 (Zip Code)

Registrant's telephone number,
including area code:  (517) 543-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

          On November 30, 2007, Spartan Motors, Inc. (the "Company") entered into a Note Purchase and Private Shelf Agreement (the "Note Purchase Agreement") with Prudential Investment Management, Inc. ("Prudential") and the Initial Purchasers named therein.

          Under the Note Purchase Agreement, the Company issued $10.0 million of Senior Notes, Series A (the "Series A Notes") to Prudential and the Initial Purchasers. The Series A Notes will mature on November 30, 2010 and bear interest at a fixed rate of 4.93%. Proceeds from the Series A Notes will be primarily used for capital expenditures, to refinance existing indebtedness of the Company, and for working capital. The Note Purchase Agreement also provides for an uncommitted shelf facility by which the Company may request that Prudential purchase, over the next three years, up to $40 million of Senior Notes to Prudential at a fixed interest rate and with a maturity date not to exceed ten years (the "Shelf Notes"). Prudential will be under no obligation to purchase any of the Shelf Notes. The interest rate of any Shelf Notes will be determined at the time of purchase. The proceeds of any Shelf Notes will be used as specified in the request for purchase with respect to such Series.

          The Note Purchase Agreement includes, among other terms and conditions, requirements for maintaining certain financial ratios, and limitations on indebtedness and investments. The maturity dates for the Series A Notes and Shelf Notes may be accelerated upon the occurrence of various customary events of default specified in the Note Purchase Agreement, including, without limitation, nonpayment of principal, interest, or other amounts when due, covenant defaults, bankruptcy events, and material judgments. Borrowings under the Note Purchase Agreement are guaranteed by the subsidiaries of the Company.

          In connection with the Note Purchase Agreement, the Company's wholly-owned subsidiaries (Spartan Motors Chassis, Inc., Crimson Fire, Inc., Road Rescue, Inc., and Crimson Fire Aerials, Inc., entered into a Guaranty in favor of the holders of the Notes. Under the Guaranty, the Company's subsidiaries unconditionally guarantee the payment of all amounts due and payable under the Note Purchase Agreement and any notes issued thereunder.

          The foregoing descriptions of the Note Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Agreement, a copy which is attached as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

          As described on Item 1.01 of this Report, the Registrant entered into a Note Purchase Agreement on November 30, 2007. The disclosures regarding this agreement in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Note Purchase Agreement, dated November 30, 2007.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Date: November 30, 2007	By /s/ James W. Knapp
James W. Knapp Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Note Purchase Agreement, dated November 30, 2007.